UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 8, 2015

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that BioTime may make with the SEC.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2015, our subsidiary Asterias Biotherapeutics, Inc. ("Asterias") entered into a Services Agreement (the "Services Agreement") with Cell Therapy Catapult Services Limited ("Catapult"), a research organization specializing in the development of technologies which speed the growth of the cell and gene therapy industry.  Under the Services Agreement, Catapult will license to Asterias, certain background intellectual property (the "License")  and will develop a scalable manufacturing and differentiation process for Asterias' human embryonic stem cell derived AST-VAC2 allogeneic (non-patient specific) dendritic cancer vaccine development program.  In consideration for the License and Catapult's performance of services, Asterias agreed to make aggregate payments of up to GBP £4,350,000 over the next five years. At the option of Asterias, up to GBP £3,600,000 of such payments may be settled in shares of Asterias Series A Common Stock.

The Services Agreement may be terminated by Asterias for any reason upon 60 days prior written notice.  Catapult may terminate the Services Agreement on 60 days prior written notice if it encounters a technical issue that would prevent it from completing the services at all or without obtaining additional resources, or if the estimated time and cost of completing the services will be exceeded and Catapult and Asterias do not reach agreement on revised time and cost terms. Catapult may terminate the Services Agreement in the event Asterias fails to pay any amount due under the Services Agreement 30 days after Catapult makes a written demand for payment.  In addition, a non-breaching party may terminate the Services Agreement upon the occurrence of a material breach that is not remedied within 30 days.  Either party may terminate the Services Agreement in the event the other party becomes subject to insolvency, receivership, liquidation, or a similar event.

The foregoing description of the Services Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Services Agreement, which will be filed as an Exhibit to our Annual Report on Form 10-K for the year ending December 31, 2015.  The Services Agreement contains various customary representations and warranties, as well as customary provisions relating to indemnity, confidentiality and other matters.  Any representations, warranties and covenants contained in the Services Agreement were made only as of the date of the Services Agreement, only for purposes of the Services Agreement, and only for the benefit of Catapult and Asterias, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution and issuance of the Services Agreement.  Shareholders of Asterias and BioTime and other investors should not rely on any representations, warranties and covenants in the Services Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: October 15, 2015	By:	s/Michael D. West
Chief Executive Officer